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                                                 Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-40824, 33-69420, 33-41397, 33-61784 and
33-51221), Forms S-4 (File Nos. 33-61992 and 33-48421), and
Forms S-8 (File Nos. 33-39213, 33-27118, 33-38307, 33-44473,
33-38310, 33-41307, 33-41306, 33-67430, 33-67432, 33-67324,
33-51331, 33-51885, 33-52025 and 33-52358) of Rochester
Telephone Corporation of our report dated January 17, 1994, appearing on page 23 of Exhibit No. 13 which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 31 of this Form 10-K.




/s/PRICE WATERHOUSE
PRICE WATERHOUSE

Rochester, New York
March 22, 1994

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